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						DEFINITIVE COPY



(CORPORATE LOGO OMITTED)


NOTICE OF 1994 ANNUAL MEETING AND PROXY STATEMENT



Eastman Kodak Company
343 State Street
Rochester, New York  14650




Date of Notice March 17, 1994



TABLE OF CONTENTS

Notice of Annual Shareholders Meeting...................3
Information Requests....................................4
A Note for Kodak Employees and Retirees.................4
Election of Directors (Item 1)..........................5
Committees of the Board of Directors...................11
Beneficial Security Ownership of Directors, Nominees
  and Executive Officers...............................14
Compensation of Directors and Executive Officers.......15
	Compensation of Directors.........................15
	Compensation of Executive Officers................16
	Report on Executive Compensation by the Executive
	  Compensation and and Development Committee......27
Performance Graph - Shareholder Return.................32
Ratification of Election of
  Independent Accountants (Item 2).....................33
Shareholder Proposals (Items 3 and 4)..................33
Other Matters..........................................38

TO KODAK SHAREHOLDERS


	On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of the shareholders of Eastman Kodak Company. The meeting will be held in Rochester, New York, on May 11, 1994, at 10:00 a.m.

	It is important that your shares be represented at the meeting. We ask that you promptly sign, date and return the enclosed proxy card regardless of the number of shares you hold.

	Time will be set aside during the meeting to discuss each item of business described in the Proxy Statement and for other questions relating to the Company.
Representative members of management will be on hand for this purpose.

	Please return your proxy card as promptly as possible.



s/George M. C. Fisher



George M. C. Fisher
Chairman of the Board


NOTICE OF ANNUAL SHAREHOLDERS MEETING



	The Annual Meeting of the shareholders of Eastman
Kodak Company will be held at the Theater on the Ridge, 200 Ridge Road West, Rochester, New York, on Wednesday,
May 11, 1994, at 10:00 a.m.

	You may indicate your intention to attend the meeting by checking the appropriate box on the enclosed card, or by separate written request to Shareowner
Services, Eastman Kodak Company, Rochester, New York
14650-0520. Attendance at the meeting will be on a first-come, first-served basis upon your arrival at the meeting. You may bring up to two guests by checking the appropriate box on the enclosed card. If the shares you own are not registered in your name, please identify the shareholder of record when you request admission.

	Please note that photographs will be taken at the Annual Meeting for use (including publication) by the Company. Attendees are deemed to have waived any claim regarding their appearance in such photographs.

	The Theater on the Ridge is handicap accessible. If you require special assistance, please call Shareowner
Services at 716/724-5492.

	The business of the meeting will be:
	1.	The election of five directors;
	2.	The ratification of election of independent
		accountants;
	3.	Action on shareholder proposal regarding
		severance disclosure; and
	4.	Action on shareholder proposal regarding
		executive compensation report.

	Shareholders of record at the close of business on March 14, 1994, will be entitled to vote at the meeting.

By Order of the Board of Directors




Gary P. Van Graafeiland, Senior Vice President and
Secretary
Eastman Kodak Company
March 17, 1994



INFORMATION REQUESTS

	A copy of the Annual Report on Form 10-K, filed with the Securities and Exchange Commission, may be obtained by writing: Eastman Kodak Company, Shareowner Services,
Rochester, New York  14650-0520.

	A transcript of the Annual Meeting may be obtained, without charge, by writing to this same address. Also, any shareholder of the Company may address a request to the above address for plan descriptions, administrators' annual reports and trust agreements and contracts for any of the pension plans of the Company and its subsidiaries.

A NOTE FOR KODAK EMPLOYEES AND RETIREES,
AND ALL AUTOMATIC DIVIDEND REINVESTMENT SERVICE
PARTICIPANTS


	If you are a participant in the Employee Stock
Purchase Plan for Employees of Eastman Kodak Company or the Automatic Dividend Reinvestment Service for
Shareholders of Eastman Kodak Company, each offered by First Chicago Trust Company of New York, or the Kodak
Employee Stock Ownership Plan, shares of Kodak stock which are held for you may be voted through the proxy card accompanying this mailing.

	The trustees or custodians, as the shareholders of record of the Kodak shares held in the above plans, are entitled to vote those shares. However, they may not do so under the applicable trust agreements or regulations unless they have received directions to vote from the plan participants. Arrangements have been made for each of the trustees or custodians to vote the number of shares equivalent to your interest in each plan in accordance with the directions you give on the enclosed proxy card, provided that you return the proxy card duly signed and dated. Neither the shares you own directly
(if you own shares other than through one or more of the above plans) nor your shares held in the plans will be voted if you fail to return the proxy card. Therefore, we urge you to return the card promptly, duly signed and dated.

	If you are a participant in the Kodak Stock Fund of the Eastman Kodak Employees' Savings and Investment Plan, your shares may also be voted under similar arrangements through the proxy card accompanying this mailing. The trustee of this plan has discretion to vote the shares unless the plan administrator, Savings and Investment
Plan Committee, directs the voting of those shares.  This
Committee has directed the trustee to vote the shares as participants indicate on the cards, but where cards are not returned, duly signed and dated, to vote those shares as the Board of Directors recommends.

	If you are a participant in the Kodak Stock Fund of the Sterling Winthrop Inc. Hourly Employees' Savings
Plan, the Sterling Winthrop Inc. Salaried Employees'
Savings Plan, the L&F Products Employees' Savings Plan I or the L&F Products Employees' Savings Plan II, your shares may also be voted through the proxy card accompanying this mailing. The Sterling Winthrop plans provide that the trustees shall vote the shares as participants indicate on the cards and where cards are not returned, duly signed and dated, the shares will not be voted. The L&F Products plans provide that the trustees shall vote the shares as participants indicate on the cards, but where cards are not returned, duly signed and dated, the Plan Administrative Committees of each of the plans shall direct the trustees how to vote those shares.


ITEM 1 - ELECTION OF DIRECTORS

	The By-laws of the Company currently provide that the Board of Directors shall consist of not fewer than 9 nor more than 18 directors, which number is fixed from time to time by the Board of Directors. The Company's
Restated Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year for a term extending to the third succeeding Annual Meeting after such election. There are five directors whose terms expire at the 1994 Annual Meeting.

	The names and biographical summaries of the five persons who have been nominated to stand for election at the 1994 Annual Meeting and the remaining directors whose terms are continuing until the 1995 or 1996 Annual
Meeting appear in the sections below. All the nominees, except Mr. Fisher, were previously elected by the shareholders; Mr. Fisher is standing for election by the shareholders for the first time.

	Directors are elected to serve until the end of the term for which they are elected and until their respective successors are duly elected and qualified.
However, employee directors leave the Board when their employment terminates, and directors who are not employees leave the Board effective the date of the annual meeting that occurs on or immediately following their 70th birthday. It is anticipated that Mr. Duncan, who turns 70 in October 1994, will retire on May 10, 1995.

	If an unexpected occurrence makes it necessary, in the judgment of the Board of Directors, that some other person be substituted for any of the nominees, shares represented by proxies will be voted for such other person as the Board may select.

	If any director retires, resigns, dies or is otherwise unable to serve for the term for which elected, or if the number of directors is increased by the Board of Directors, any vacancy so arising will be filled by the Board of Directors until the next Annual Meeting of shareholders, or the Board may reduce the number of Directors.



NOMINEES TO SERVE AS DIRECTORS FOR A THREE-YEAR TERM
EXPIRING AT THE 1997 ANNUAL MEETING
(Class I Directors)


MARTHA LAYNE
COLLINS (PICTURE
OMITTED)


Governor Collins, 57, was elected to the Board of Directors in May 1988. She is President of Martha Layne
Collins and Associates, a consulting firm, and is also
President of St. Catharine College in Springfield,
Kentucky, a position she assumed in July 1990. Following her receipt of a B.S. from the University of Kentucky, Governor Collins taught from 1959 to 1970. After acting as Coordinator of Women's Activities in a number of political campaigns, she served as Clerk of the Supreme
Court of the Commonwealth of Kentucky from 1975 to 1979.
She was elected to a four-year term as Governor of the Commonwealth of Kentucky in 1983 after having served as Lieutenant Governor from 1979 to 1983. Governor Collins, who has served as a Fellow at the Institute of Politics, Harvard University, is a director of R. R. Donnelley &
Sons Company and Bank of Louisville.


CHARLES T.
DUNCAN (PICTURE OMITTED)


Mr. Duncan, 69, who was elected to the Board of Directors in August 1977, has had a career that includes private practice with law firms in New York and Washington, D.C., as well as public service. Following service as Principal Assistant United States Attorney for the
District of Columbia, General Counsel for the U.S. Equal
Employment Opportunity Commission, and Corporation
Counsel for the District of Columbia, Mr. Duncan joined the faculty of Howard Law School, where he served as Dean and Professor of Law from 1974 to 1978. Named a partner in the law firm of Reid & Priest in 1984, he became senior counsel in January 1990. Prior to joining Reid &
Priest, Mr. Duncan was a partner in Peabody, Lambert &
Meyers.  Mr. Duncan, who was graduated from Dartmouth
College in 1947 and from Harvard Law School in 1950, is a director of TRW, Inc.




GEORGE M. C.
FISHER (PICTURE OMITTED)

Mr. Fisher, 53, became Chairman, President and Chief
Executive Officer of Eastman Kodak Company effective
December 1, 1993.  Mr. Fisher most recently served as
Chairman and Chief Executive Officer of Motorola, Inc., after having served as President and Chief Executive
Officer between 1988 and 1990 and Senior Executive Vice
President and Deputy to the Chief Executive Officer between 1986 and 1988. Mr. Fisher holds a bachelor's degree in engineering from the University of Illinois and a masters in engineering and doctorate in applied mathematics from Brown University. He is a member of the board of directors of the American Express Company.


PAUL E.
GRAY (PICTURE OMITTED)


Dr. Gray, 62, was elected to the Board of Directors in September 1990. Chairman of the Corporation of the Massachusetts Institute of Technology (M.I.T.) since
October 1990, Dr. Gray served for the ten preceding years as President of M.I.T. He has also served on the M.I.T.
faculty and in the academic administration, including responsibilities as Associate Provost, Dean of Engineering, and Chancellor. Dr. Gray earned his bachelor's, master's, and doctorate degrees in electrical engineering from M.I.T. He is a director of Arthur D.
Little, Inc., The Boeing Co., and The New England.


JOHN J.
PHELAN, JR. (PICTURE OMITTED)


Mr. Phelan, 62, who joined the Kodak Board of Directors in December 1987, is the retired Chairman and Chief
Executive Officer of the New York Stock Exchange, a position which he held from 1984 until 1990. He is President of the International Federation of Stock
Exchanges, a member of the Council on Foreign Relations, and a Senior Advisor to the Boston Consulting Group. Mr.
Phelan, a graduate of Adelphi University, is active in educational and philanthropic organizations and is also a director of Avon Products, Inc., Merrill Lynch & Co.,
Inc., Metropolitan Life Insurance Company and SONAT Inc.




DIRECTORS SERVING A TERM EXPIRING AT THE 1995 ANNUAL
MEETING
(Class II Directors)


ALICE F.
EMERSON (PICTURE OMITTED)


Dr. Emerson, 62, is a Fellow of The Andrew W. Mellon
Foundation, a position she assumed in 1991 after having served as President of Wheaton College in Massachusetts since 1975. Prior to 1975, Dr. Emerson served the
University of Pennsylvania, first as Dean of Women from 1966 to 1969 and subsequently as Dean of Students.
Elected to the Kodak Board of Directors in May 1992, Dr.
Emerson received her bachelor's degree from Vassar
College and her Ph.D. degree from Bryn Mawr College. She is a member of the boards of directors of AES
Corporation, Bank of Boston Corporation and Champion
International Corp.


ROBERTO C.
GOIZUETA (PICTURE OMITTED)


Mr. Goizueta, 62, is Chairman and Chief Executive Officer of The Coca-Cola Company. He was elected to this position in March 1981, having served as President from May 1980 to March 1981. Prior to becoming President, he was a Vice Chairman and Executive Vice President. Mr.
Goizueta, who was elected to the Kodak Board of Directors in May 1989, received a B.S. degree in chemical engineering from Yale University. He is a member of the boards of directors of Ford Motor Company, SONAT Inc. and SunTrust Banks, Inc.


WILBUR J.
PREZZANO (PICTURE OMITTED)


Mr. Prezzano, 53, who joined the Kodak Board of Directors in May 1992, is a Group Vice President of Eastman Kodak
Company and President of Kodak's Health Group.  Mr.
Prezzano joined the Company in 1965 in the statistical department and has held positions in Treasurer's, Business Systems Markets, Customer Equipment Services
Division, Copy Products, Marketing Division,
International Photographic Operations and Photographic
Products.  He served as Group Vice President and General
Manager, International, from January 1990 to September
1991, when he became President of Kodak's Health Group.
Mr. Prezzano received B.S. and M.B.A. degrees from the University of Pennsylvania's Wharton School.


LEO J.
THOMAS (PICTURE OMITTED)


Dr. Thomas, 57, who joined the Kodak Board of Directors in May 1992, is a Group Vice President of Eastman Kodak
Company and President of Kodak's Imaging Group.  Dr.
Thomas began his Kodak career in 1961, and held various positions in the Research Laboratories before being named
Director of Research and elected a Vice President in 1977. In December 1978, he was elected a Senior Vice
President and in 1984, he was appointed General Manager, Life Sciences. Following the acquisition of Sterling
Drug Inc. in 1988, Dr. Thomas was named Sterling Vice
Chairman, and was elected the subsidiary's Chairman in September 1988. He became General Manager of the Health
Group in 1989 and was elected a Group Vice President in November 1989. In September 1991, Dr. Thomas became
President of the Imaging Group, which was formed to consolidate Kodak's photographic and commercial imaging businesses. Dr. Thomas holds a B.S. degree from the University of Minnesota and M.S. and Ph.D. degrees from the University of Illinois. He is a member of the boards of directors of Rochester Telephone Corporation and John
Wiley & Sons, Inc.


DIRECTORS SERVING A TERM EXPIRING AT THE 1996 ANNUAL
MEETING
(Class III Directors)

RICHARD S.
BRADDOCK (PICTURE OMITTED)


Mr. Braddock, 52, was elected to the Kodak Board of Directors in May 1987. He was Chief Executive Officer of
Medco Containment Services, Inc. from January 1993 until
October 1993, after having served as President and Chief
Operating Officer of Citicorp and its principal subsidiary, Citibank, N.A. from January 1990 through
October 1992. Prior to that, he served for approximately five years as Sector Executive in charge of Citicorp's
Individual Bank, one of the financial services company's three core businesses. Mr. Braddock was graduated from Dartmouth College in 1963 with a degree in history, and received his M.B.A. from the Harvard School of Business
Administration in 1965.  He is a director of Duty Free
Shops, Lotus Development and VISX Inc.


KARLHEINZ
KASKE (PICTURE OMITTED)


Dr. Kaske, 65, served as President and Chief Executive
Officer of Siemens AG from 1981 until his retirement in September 1992. Dr. Kaske joined Siemens in 1960 and held a variety of positions with Siemens AG, including head of Process Engineering and head of the Power
Engineering Group. He holds a diploma in physics from the Technical University of Aachen and a Doctorate of Engineering from the Technical University of Brunswick.
Dr. Kaske is Chairman of the supervisory board of MAN
Aktiengesellschaft and a member of the supervisory boards of Philipp Holzmann AG and Linde AG.


RICHARD A.
ZIMMERMAN  (PICTURE OMITTED)


Mr. Zimmerman, 62, who joined the Kodak Board of
Directors in July 1989, is the retired Chairman and Chief
Executive Officer of Hershey Foods Corporation.  Mr.
Zimmerman joined Hershey in 1958 and was named Vice
President in 1971. Appointed a Group Vice President later in 1971, he became President and Chief Operating
Officer in 1976.  He was named Chief Executive Officer in
January 1984 and Chairman of the Board in March 1985.
Mr. Zimmerman was graduated from Pennsylvania State
University. He is a member of the boards of directors of Hershey Trust Company and Westvaco Corporation.



COMMITTEES OF THE BOARD OF DIRECTORS


The Board of Directors has an Audit Committee, an
Executive Compensation and Development Committee, a
Committee on Directors, a Finance Committee, and a Public
Policy Committee.

	The members of the Audit Committee are Messrs.
Zimmerman (Chairman) and Duncan, Drs. Emerson and Gray.
The Committee had four meetings during 1993 and (i) recommended to the Board that Price Waterhouse be elected as independent accountants; (ii) reviewed the audit and non-audit activities of both the independent accountants and the internal audit staff of the Company; and (iii) met separately and privately with the independent accountants and with the Company's Director, Corporate
Auditing, and with the Company's chief financial and accounting officers to ensure that the scope of their activities had not been restricted and that adequate responses to their recommendations had been received.

	The members of the Executive Compensation and Development Committee are Mr. Braddock (Chairman), Dr.
Emerson and Messrs. Goizueta and Phelan. The Committee had nine meetings in 1993. The Committee's 1993 activities included a review and approval of remuneration to be paid to the officers of the Company who were members of the Board of Directors in 1993, including the approval of Mr. Fisher's employment agreement. In addition, the Committee took action pursuant to the Management Annual Performance Plan and the 1990 Omnibus
Long-Term Compensation Plan, and made recommendations concerning compensation of Company officers who were not members of the Board. Also, the Committee took action with respect to the adjustment of outstanding stock options and awards to recognize the effect of the spin-off of Eastman Chemical Company. In May 1993, the
Committee assumed oversight responsibility for the executive development process.

	The members of the Committee on Directors are Messrs. Goizueta (Chairman), Braddock, and Zimmerman and
Dr. Kaske. The Committee met twice in 1993 and (i) reviewed the qualifications of individuals for election as members of the Board; (ii) recommended qualified individuals to be considered for Board membership; and
(iii) reviewed the compensation of the Company's directors. The Committee will consider persons whom shareholders recommend as candidates for election as Company directors. Any shareholder wishing to make such a recommendation should submit it to the Secretary of the Company.

	The members of the Finance Committee are Governor
Collins (Chairman), Mr. Duncan and Drs. Gray and Kaske.
The Committee had three meetings during 1993 and reviewed and made reports to the Board regarding (i) the investment performance and the administration of the Company's pension plan; and (ii) the Company's financing strategies, including the effect of the spin-off of Eastman Chemical Company.

	The members of the Public Policy Committee are Messrs. Duncan (Chairman), Goizueta, and Zimmerman and
Governor Collins.  The Committee met twice during 1993.
Its activities included (i) a review of proposals submitted by shareholders; (ii) a review of the Company's philanthropic programs; (iii) a review of the Company's policy with respect to South Africa; and (iv) a review of the Company's environmental initiatives.

	The Corporate Directions Committee, formed by the
Board in February 1993, was dissolved by the Board at the February 1994 Board meeting. The Committee was formed to work with senior management as they evaluated the Company's business and product portfolio, assessed its competitive position, reviewed its executive development process, and developed plans to increase the Company's value. The Committee felt that work in each of these areas was well under way, with significant accomplishments in 1993, including the development of cash flow and debt reduction plans, the spin-off of Eastman Chemical Company, implementation of major benchmarking initiatives, and the active involvement of the Executive Compensation and Development Committee in the executive development process. Consequently, the Board decided at its February 1994 meeting to dissolve the Committee, and to have the full Board assume oversight responsibility in the remaining areas.

The Company would be remiss in this final discussion of the Corporate Directions Committee if it failed to recognize the efforts of Mr. Phelan, Chairman of the Committee, Drs. Emerson and Gray, and John F. Burlingame
(Mr. Burlingame served on the Committee until his retirement in May 1993), who met in formal session eleven times in 1993 and devoted countless additional hours to Committee activities. The Company, its shareholders, and its employees owe these directors a debt of gratitude for their work.

MEETING ATTENDANCE The Board of Directors held a total of fifteen meetings in 1993. Each director attended at least 75 % of the meetings of the Board and committees of the Board on which such director served.




BENEFICIAL SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND
EXECUTIVE OFFICERS


Directors, Nominees
and Executive				Number of Common Shares
Officers					Owned on Jan. 3, 1994
- -------------------			-----------------------

Richard T. Bourns				 64,311*+
Richard S. Braddock				  2,120
Martha Layne Collins			  1,925
Earnest W. Deavenport, Jr.		  4,929~
Charles T. Duncan				  2,177
Alice F. Emerson				    977
George M. C. Fisher				127,400*
Roberto C. Goizueta				  4,084
Paul E. Gray					  1,444
C. Michael Hamilton				 21,127*
Karlheinz Kaske				    938
John R. McCarthy				 84,823*
John J. Phelan, Jr.				  2,283
Wilbur J. Prezzano				150,648*
Leo J. Thomas					128,154*
Gary P. Van Graafeiland			 20,992*
Kay R. Whitmore				436,059*
Richard A. Zimmerman			  2,504
All Directors, Nominees and 	   1,056,895*#
  Executive Officers as a
  Group (18), including the above


NOTES: * Includes shares which may be acquired in the following amounts by exercise of stock options:
R. T. Bourns - 59,729; C. M. Hamilton - 19,723;
J. R. McCarthy - 83,901; W. J. Prezzano- 139,418;
L. J. Thomas- 117,365; G. P. Van Graafeiland - 18,440;
K. R. Whitmore-409,607; and all directors, nominees and executive officers as a group-848,183. The number of stock options has been adjusted to reflect the spin-off of Eastman Chemical Company.

	*Includes 20,000 shares of restricted stock.

	+The shares shown do not include 1,969 Eastman Kodak
Company common stock equivalents which are held in Kodak's Executive Deferred Compensation Plan for R. T.
Bourns.

	~Mr. Deavenport surrendered all of his 124,898 Kodak stock options in connection with the spin-off of Eastman
Chemical Company.

        # The total number of shares beneficially owned by all directors, nominees and executive officers as a group is less than one percent of the Company's outstanding shares.

	Beneficial security ownership as reported in the above table has been determined in accordance with Rule
13d-3 under the Securities Exchange Act of 1934.
Accordingly, except as noted below, all Company securities over which the directors, nominees and executive officers directly or indirectly have or share voting or investment power have been deemed beneficially owned. The figures above include shares held for the account of the above persons in the Automatic Dividend
Reinvestment Service for Shareholders of Eastman Kodak
Company, in the Kodak Employee Stock Ownership Plan, and the interests, if any, of those of the above persons in Fund A of the Eastman Kodak Employees' Savings and
Investment Plan, stated in terms of Kodak shares.

	The table does not include approximately 5,712,994 shares of the Company's stock (less than 2 percent of the outstanding shares) held in the Kodak Stock Fund of the Eastman Kodak Employees' Savings and Investment Plan for the benefit of some 25,195 employees and former employees, over which a committee consisting of five individuals, including four Company officers, has discretionary voting power.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

	COMPENSATION OF DIRECTORS Directors who are compensated as employees of the Company receive no additional compensation as directors. Each director who is not an employee of the Company receives an annual retainer of $38,000, payable $12,000 in common stock of the Company and $26,000 in cash. In addition, each such director receives a fee of $900 for each Board meeting attended and $750 for each Board committee and special meeting attended, except the Corporate Directions
Committee and the Special Search Committee (which was in existence for a few months during 1993 to lead the search for a new chief executive officer) whose members received
$1,500 for each meeting. There is a deferred compensation plan available to all such directors for the cash portion of their compensation, in which two directors participated in 1993. Each director who is not an employee of the Company is eligible to participate in a retirement plan for directors which provides an annual retirement benefit equal to the then-current annual retainer, if the director has served at least five years.
Directors who have served fewer than five years are entitled to a prorata retirement benefit. Each director who is not an employee of the Company is covered by group term life insurance in the amount of $100,000, which decreases to $50,000 at the later of retirement from the Board under the retirement plan described above or age
65. In the event of a change in control (as defined in the applicable plans) each account under the deferred compensation plan will be paid in a single lump sum cash payment and all retirement benefit payments will be paid in a single lump sum cash payment equal to the present value of the remaining retirement benefits.

	Each non-employee director is eligible to participate in the Company's Directors' Charitable Award
Program, which provides for a contribution by the Company of $1,000,000 following the director's death to up to four charitable institutions recommended by the director.
The individual directors derive no financial benefits from this Program, which is funded by joint life insurance policies purchased by the Company and self insurance. The purposes of the Program are to further the Company's philanthropic endeavors, with particular emphasis on education, acknowledge the service of the Company's directors, recognize the interest of the Company and the directors in supporting worthy charitable and educational institutions and to enable the Company to attract and retain directors of the highest caliber.
Directors who are participating in the Program are Messrs. Braddock, Duncan, Phelan, and Zimmerman, Drs.
Emerson, Gray, and Kaske, and Gov. Collins.

	COMPENSATION OF EXECUTIVE OFFICERS The individuals named in the following table were the Company's Chief
Executive Officers and the four highest paid executive officers during 1993.



SUMMARY COMPENSATION TABLE
- -----------------------------------------------------
			Annual Compensation		          Long-Term Compensation
			------------------------------------------       -------------------------------------------
								Awards	   Payouts
								-----------   -----
					Other			Securities
			 		Annual	Restricted	Under-			All other
Name and					Compen-	Stock		lying		LTIP		Compensa-
Principal Position		Year	Salary(a)	Bonus(b)	sation	Award(s)		Options(c) Payouts	tion
- ------------------------	--------	---------	------------	-----------	-------------	------	------------	---------------
G. M. C. Fisher		1993	$  330,769	$154,000	$      0	$1,270,000(d)1,323,529	$     0	$5,000,000(e)
Chairman,
President, and
Chief Executive Officer
(eff. 12/1/93)

K. R. Whitmore		1993	   930,769	 374,255	  96,154(f)	         0	   35,685	      0	 1,666,667(g)
Chairman,		1992	 1,000,000	 461,014	      50(h)	         0	   62,230	      0	         0
President, and		1991	   957,693	 188,510	       0	         0	   62,230	      0	         0
Chief Executive Officer
(until 12/1/93)

R. T. Bourns		1993	   400,000	 227,563	       0	         0	   10,017	      0	         0
Senior Vice		1992	   343,462	 127,873	       0	         0	   17,530	      0	         0
President		1991	   279,038	 150,489	       0	         0	   16,278	      0	         0

E. W. 		1993	   500,000	 276,028	       0	         0	   15,026	 50,118(i)	         0
Deavenport, Jr.		1992	   483,333	 270,128	     850(h)	         0	   24,542	      0	         0
Group Vice		1991	   423,333	 184,354	      50(h)	         0	   22,664	      0	         0
President

W. J. Prezzano		1993	   536,000	 259,752	 306,298(j)	         0	   15,026	      0	         0
Group Vice		1992	   536,000	 291,146	 391,865(j)	         0	   25,795	      0	         0
President 		1991	   501,961	 114,806	      50(h)	         0	   25,795	      0	         0

L. J. Thomas		1993	   592,308 	 301,008	       0	         0	   19,158	      0	         0
Group Vice		1992	   580,000	 267,306	       0	         0	   33,182	      0	         0
President		1991	   495,769	 264,296	      50(h)	         0	   28,674	      0	         0




Footnotes to Summary Compensation Table


(a) Includes amounts paid and deferred.
(b) Includes both Wage Dividend (WD) and Management Annual Performance Plan (MAPP) paid in the year following for services rendered in the year indicated, in the following amounts for 1993:  G. M. C. Fisher - $154,000 WD,
    $0 MAPP; K. R. Whitmore - $107,255 WD, $267,000 MAPP; R. T. Bourns - $37,563 WD, $190,000 MAPP;
    E. W. Deavenport, Jr. - $55,209 WD, $220,819 MAPP; W. J. Prezzano - $59,752 WD, $200,000 MAPP;
    L. J. Thomas - $61,008 WD, $240,000 MAPP.
(c) Pursuant to the operation of the 1990 Omnibus Long-Term Compensation Plan, outstanding options were adjusted by a factor of 1.2521 as a result of the spin-off of Eastman Chemical Company effective
    December 31, 1993.
(d) This amount represents 20,000 shares of restricted stock valued at $63.50 per share, which was the closing price of Kodak stock on the date of grant, November 11, 1993, on the New York
    Stock Exchange.  These shares are restricted until October 26, 1998 and receipt of these shares by Mr. Fisher is conditioned upon his continued employment with the Company until such date.
    Dividends are paid on these shares as and when dividends are paid on Kodak common stock.
(e) This represents a hiring bonus, including amounts paid to reimburse Mr. Fisher for compensation and benefits he forfeited upon termination of employment with his previous employer.
(f) The amount shown is a payment in lieu of vacation.
(g) This represents the total severance payment to be made to K. R. Whitmore in installments.  See
    Termination of Employment on page 24.
(h) The amounts shown for 1991 and 1992 include the cost of certain medical benefits which, when aggregated with other perquisites, is less than the required disclosure threshold for 1993.
(i) Paid in 1993 in a combination of cash and common stock for the 1987-89 award cycle under the
    1985 Long-Term Performance Award Plan, with the fair market value of the stock on the date of payment of $40.8125 per share.  This Plan is no longer in operation; this is a delayed distribution from an earlier cycle.
(j) This amount represents tax reimbursement for overseas assignments in 1990 and 1991.


OPTION/SAR GRANTS IN 1993
	Individual Grants
- -------------------------------------------------------------------------------------------------------------------

	Number						Potential Realizable
	of		Percentage		Market		Value at Assumed
	Securities	of Total		Price		Annual Rate of
	Underlying	Options/SARs		Per		Stock Price Apprecia-
	Options/	Granted to	Exercise	Share		tion for Option Term(a)
	SARs		Employees	Base Price	on Date	Expiration	---------------------------------------
Name	Granted(b) 	in 1993	Per Share(b)	of Grant(c)	Date	0%(d)	5%(e)	10%(f)
- -----------------------	------------	---------------	------------	-----------	------------	--------	----------	----------


G. M. C. Fisher	1,323,539(g)	24.54	$50.467	$50.467	11/10/03	$0	$42,013,098	$106,456,212


K. R. Whitmore	   35,685(h)	 0.66	 43.175	 43.175	3/10/03	 0	    969,026	   2,455,306


R. T. Bourns	   10,017(h)	 0.19	 43.175	 43.175	3/10/03	 0	    272,012	     689,220


E. W. Deavenport, Jr.	   15,026(h)	 0.28	 43.175	 43.175	3/10/03	 0		    408,031	   1,033,864


W. J. Prezzano	   15,026(h)	 0.28	 43.175	 43.175	3/10/03	 0		    408,031 	   1,033,864


L. J. Thomas	   19,158(h)	 0.36	 43.175	 43.175	3/10/03	 0		    520,235	   1,318,166


All Shareholders
      at $43.175	N/A	N/A	N/A	N/A	N/A	     0	     9 Billion	23 Billion
      at $50.467						     0	    10 Billion	27 Billion

Gain of named	N/A	N/A	N/A	N/A	N/A	N/A		     .005	     .005
officers as portion of 								     .004	     .004
all shareholder gain






Footnotes to the Option/SAR Grant Table

(a)The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10%
   rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.
(b)Pursuant to the operation of the 1990 Omnibus Long-Term Compensation Plan, outstanding options were adjusted by a factor of 1.2521 as a result of the spin-off of Eastman Chemical Company effective
   December 31, 1993.
(c)The market price per share on November 11, 1993 was $63.19 and the market price per share on March 11,
   1993 was $54.06.  These are equivalent to market prices per share of $50.467 and $43.175, respectively, after giving effect to the spin-off of Eastman Chemical Company.
(d)No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders commensurately.  A zero percent increase in stock price will result in zero dollars for the optionee.
(e)A 5% per year appreciation in stock price from $50.467 per share and 43.175 per share yields $82.21 and $70.33 respectively.
(f)A 10% per year appreciation in stock price from $50.467 per share and $43.175 per share yields $130.90 and $111.98 respectively.
(g)20% of these options vest on each anniversary of the grant date.  Vesting accelerates upon retirement, death, disability or termination for an approved reason.  No options will be granted to Mr. Fisher in 1994.
(h)50% of these options vest on the first anniversary of the grant date and 50% vest on the second anniversary of the grant date.  Vesting accelerates upon retirement, death, disability or termination for an approved reason.



AGGREGATED OPTION/SAR EXERCISES IN 1993
and 1993 YEAR-END OPTION/SAR VALUES

			Number of
			Securities
			Underlying			Value of Unexercised
			Unexercised			in-the-money
	Number		Options/SARs at	Options/SARs at
	of		December 31, 1993(a)	December 31, 1993(b)
	Shares		------------------------------	---------------------------------
	Acquired on	Value
Name	Exercise	Realized 	Exercisable	Unexercisable	Exercisable	Unexercisable
- -----------------	-----------------	------------	------------		---------------	---------------	-------------------


G. M. C. Fisher	    0	$      0	      0	1,323,539	$        0	$      0


K. R. Whitmore	3,405	  82,268	409,607	        0	 4,328,100	       0


R. T. Bourns	  450	  27,563	 48,459	   28,799	   548,918	 175,825


E. W.	  755	  39,838	      0(c)	        0(c)	         0(c)	       0(c)
Deavenport, Jr.


W. J. Prezzano	3,970	 218,721	121,136	   44,077	 1,477,245	 272,526


L. J. Thomas	  550	  29,764	 98,270	   52,277	 1,130,657	 312,641


Footnotes to the Option Exercise Table

(a)Pursuant to the operation of the stock option plans, outstanding options were adjusted by a factor of
   1.2521 to reflect the spin-off of Eastman Chemical Company effective December 31, 1993.
(b)Based on the closing price on the New York Stock Exchange - Composite Transactions of the Company's Common
   Stock on a when-issued basis on that date of $44.37 per share.
(c)E. W. Deavenport, Jr. surrendered all of his 124,898 Kodak stock options in connection with the spin-off of
   Eastman Chemical Company in exchange for options on shares of Eastman Chemical Company stock to be granted by Eastman Chemical Company.



Long-Term Incentive Plan


	In March 1993, the 1993-1995 Restricted Stock Program, a performance share unit arrangement under the
1990 Omnibus Long-Term Compensation Plan, was approved by the Executive Compensation and Development Committee.
Payouts of awards, if any, are tied to achieving specified levels of stock price, return on assets, and total shareholder return relative to the Standard & Poor's 500 Index, over the period 1993-1995.  The target amount will be earned if the target level for each of these three criteria is achieved.  The target stock price must be achieved to trigger a payment of 100% of target.  The  threshold stock price must be achieved to trigger a payment of 50% of target.  If the threshold stock price is not achieved, no payment is made.  The Committee will determine the payout based upon its review of Company performance at the end of the performance period.  Awards, if any, will be paid in the form of restricted stock, which restrictions will lapse upon the participant's attainment of age 60.  Participants who terminate employment for reasons of death, disability, retirement or an approved reason, prior to the completion of the performance cycle, will receive their award, if any, at the conclusion of the performance period in the form of shares of Kodak common stock with no restrictions.


								Estimated Future Payouts Under Non-Stock
			Number of	Performance			  Price-Based Plans
			Share Units	or Other Period		---------------------------------------
			or Other	Until Maturation	Threshold	   Target		Maximum
Name			Rights (#)	or Payout		# of shares(a)	  # of shares(a)	# of shares(b)
- ---------------	---------	-------------		-----------	  -----------		-----------
S>
G. M. C. Fisher	65,214(c)	1/1/93-12/31/95	32,607(c)	65,214(c)

K. R. Whitmore		31,303(c)	1/1/93-12/31/95	15,652(c)	31,303(c)

R. T. Bourns		25,042		1/1/93-12/31/95	12,521		25,042

E. W. Deavenport, Jr.	12,521(c)	1/1/93-12/31/95	 6,261(c)	12,521(c)

W. J. Prezzano		37,563		1/1/93-12/31/95	18,782		37,563

L. J. Thomas		50,084		1/1/93-12/31/95	25,042		50,084

Footnotes to Long-Term Incentive Plan Table

(a)  Pursuant to the operation of the the 1990 Omnibus Long-Term Compensation Plan,
     the number of shares has been adjusted by a factor of 1.2521 to reflect the spin-off of Eastman Chemical Company.

(b)  Under the terms of the Restricted Stock Program, should performance exceed the targeted performance, a greater number of shares than the target could be paid and there is no maximum stated in the program.

(c)  Individuals who participate for less than the full performance period will receive a prorated amount of the award, if any, determined at the end of the performance period based upon the duration of their participation during the performance period.



EMPLOYMENT CONTRACTS

	On October 27, 1993, the Company entered into an Agreement covering a period of five years, for the employment of George M. C. Fisher as Chairman, President and Chief Executive Officer of the Company. Upon execution of the Agreement, Mr. Fisher received $5,000,000 as an inducement for entering into the Agreement and as reimbursement for compensation and benefits that he would forfeit upon termination of his employment with his previous employer. Mr. Fisher's base salary is $2,000,000, subject to review on an annual basis. Mr. Fisher will participate in MAPP and will have an annual target award opportunity of at least $1,000,000, with that amount guaranteed for services rendered in each of 1994 and 1995. Mr. Fisher was granted 20,000 shares of restricted stock with the restrictions lapsing at the end of five years. The contract provided for the grant to Mr. Fisher in 1993 of 1,057,055 stock options (1,323,539 after adjustment for the ECC spin-off) and no stock options are to be granted to Mr. Fisher in 1994. The contract provided for the Company to make two loans to Mr. Fisher in the total amount of $8,284,400 for five years with interest at the rate of 4.86% (which is the most recently announced rate under Section 1274(d) of the Internal Revenue Code, prior to October 27, 1993). $4,284,400 of this amount was loaned to Mr. Fisher due to his forfeiture of 80,000 stock options from his prior employer resulting from his accepting employment with the Company. Mr. Fisher was required to use all of the loan proceeds except $1,500,000 to purchase Kodak stock. The shares he purchased are reflected in the security ownership table on page 14 of this Proxy Statement. Twenty percent of the principal and all of the accrued interest on each of these loans are to be forgiven on each of the first five anniversaries of such loans provided Mr. Fisher is still employed by the Company.

	In addition, where necessary, Mr. Fisher has been given credit for a period of service sufficient to allow him to obtain the maximum benefit available under Kodak's benefit plans. In particular, Mr. Fisher was credited with five years of service for purposes of the Wage Dividend and seventeen years of service for purposes of calculating a retirement benefit. The Company is providing Mr. Fisher with an apartment until he purchases a permanent residence in the Rochester area. The Company has agreed to purchase
Mr. Fisher's current residence in Barrington Hills,
Illinois.  In addition, the Company has agreed to reimburse
Mr. Fisher for all closing costs associated with a previous residence, which was sold after he accepted employment with the Company. The Company is providing Mr. Fisher with term life insurance equal to 3.5 times his base salary and a disability benefit equal to 60% of base salary. In the event of Mr. Fisher's death prior to the termination of this Agreement, the Agreement provides for salary continuation for ninety days, the payment of all annual and long-term incentives, vesting of all stock options and awards and the forgiveness of the loans. If Mr. Fisher's employment is terminated by the Company without cause or in the event of a change in control, Mr. Fisher is entitled to the greater of the remaining term of his employment contract or 36 months of salary continuation, immediate vesting of stock options, the lapsing of any restrictions on any restricted stock award and the payment of any incentive awards. Mr. Fisher is entitled to reimbursement for taxes paid on certain of the foregoing payments, including any amounts constituting "parachute payments" under the Internal Revenue Code. If
Mr. Fisher dies prior to retirement, his spouse is entitled to a 50% survivor annuity.

TERMINATION OF EMPLOYMENT

	The Company has a general severance arrangement available to substantially all employees. This Termination Allowance Plan provides two weeks of compensation for every year of service with a maximum of fifty-two weeks of salary. Mr. Whitmore received fifty-two weeks of termination allowance computed using the formula in the Termination Allowance Plan.

	The Company has entered into a retention arrangement with Mr. Prezzano. The Agreement provides that if Mr. Prezzano's employment is terminated prior to September 30, 1995 by the Company other than for cause, or by Mr. Prezzano as a result of a diminution in duties or base salary, he shall be entitled to an unreduced retirement annuity and a termination allowance equal to two weeks of pay for each year of service up to a maximum of 52 weeks of pay. The Agreement also prohibits Mr. Prezzano from working for a competitor for a period of three years following termination of employment.

CHANGE IN CONTROL ARRANGEMENTS

	In the event of a change in control, the following would occur: (i) each participant in the Executive Deferred Compensation Plan would receive the balance in his/her account in a single lump sum cash payment; (ii) each participant in the Management Annual Performance Plan would be paid his/her target award for such year and any other year for which payment of awards had not been made as of such date; and (iii) all outstanding stock options and stock appreciation rights would become fully vested and each holder would be paid in a lump sum cash payment the difference between the exercise price and market price of Kodak common stock on the date of such event; each of the foregoing payments would be made in a single lump sum cash payment as soon as possible but no later than the 90th day following such event.

RETIREMENT PLAN

	The Company funds a tax-qualified, defined benefit pension plan for virtually all U.S. employees. Retirement income benefits are based upon the individual's "average participating compensation," which is the average of three years of those earnings described in the Plan as "participating compensation." "Participating compensation," in the case of the executive officers included in the Summary Compensation Table, is annual compensation (salary and Management Annual Performance Plan payments), including allowances in lieu of salary for authorized periods of absence, such as illness, vacation or holidays.

	For an employee with up to 35 years of accrued service, the annual normal retirement income benefit is computed by multiplying the number of years of accrued service by the sum of (a) 1.3% of "average participating compensation"
("APC") for the employee's final three years, plus (b) .3% of APC in excess of the average Social Security wage base for the employee's final three years. For an employee with more than 35 years of accrued service, the amount computed above is increased by 1% for each year in excess of 35 years.

	The retirement income benefit is not subject to any deductions for Social Security benefits or other offsets. Officers are entitled to benefits on the same basis as other employees. The normal form of benefit is an annuity, but a lump sum payment is available as an option.




Pension Plan Table
Annual Retirement Income Benefits
Straight Life Annuity Beginning at Age 65
"Average				Years of Service
Participating	-------------------------------------------------------------------------------
Compensation"	    15	    20	    25	    30	    35	    40
- -----------------	----------	----------	----------	------------	------------	----------
$  400,000	$ 96,000	$128,000	$160,000	$  192,000	$  224,000	$  235,200
   600,000	 144,000	 192,000	 240,000	   288,000	   336,000	   352,800
   800,000	 192,000	 256,000	 320,000	   384,000	   448,000	   470,400
 1,000,000	 240,000	 320,000	 400,000	   480,000	   560,000	   588,000
 1,200,000	 288,000	 384,000	 480,000	   576,000	   672,000	   705,600
 1,400,000	 336,000	 448,000	 560,000	   672,000	   784,000	   823,200
 1,600,000	 384,000	 512,000	 640,000	   768,000	   896,000	   940,800
 1,800,000	 432,000	 576,000	 720,000	   864,000	 1,008,000	 1,058,400
 2,000,000	 480,000	 640,000	 800,000	   960,000	 1,120,000	 1,176,000
 2,200,000	 528,000	 704,000	 880,000	 1,056,000	 1,232,000	 1,293,600
 2,400,000	 576,000	 768,000	 960,000	 1,152,000	 1,344,000	 1,411,200

NOTE:  To the extent that any individual's annual retirement income benefit exceeds the amount payable from the Company's funded Plan, it is paid from one or more unfunded supplementary plans.


	The following table shows the years of accrued service credited to each of the six individuals named in the Summary
Compensation Table. This table also shows for each named individual the amount of his "average participating compensation" at the end of 1993.

								"Average
					Years of		Participating
					Service		Compensation"
					--------		-------------
G. M. C. Fisher		17*			$1,999,998
K. R. Whitmore			36			 1,278,325
R. T. Bourns			35			   446,429
E. W. Deavenport, Jr.	33			   644,265
W. J. Prezzano			28			   706,940
L. J. Thomas			32			   770,558

*Under the terms of his employment contract, Mr. Fisher has been credited with seventeen years of service for purposes of calculating his retirement benefit. However, any pension benefit payable to Mr. Fisher by the Company will be offset by any pension benefit paid to Mr. Fisher by his prior employer.

	In the event of a change in control (as defined in the Retirement Plan), a participant whose employment is terminated, for a reason other than death, disability, cause or voluntary resignation, within 5 years of the date of such event would be credited with up to 5 additional years of service and, where the participant is age 50 or over on the date of such event, up to 5 additional years of age, for the following plan purposes: (i) to determine eligibility for early and normal retirement; (ii) to determine eligibility for a vested right; and (iii) to calculate the amount of retirement benefit. The actual number of years of service and years of age that would be granted to such a participant would decrease proportionately depending upon the number of years that elapse between the date of a change in control and the date of the participant's termination of employment. Further, if the Plan is terminated within 5 years after a change in control, the benefit for each plan participant will be calculated as indicated above.

REPORT ON EXECUTIVE COMPENSATION BY THE EXECUTIVE
COMPENSATION AND DEVELOPMENT COMMITTEE

	The Company's executive compensation plans are formulated based on four fundamental principles:

1.	Compensation should be related to performance,
including increasing shareowner value.

2.	Compensation should be at a level consistent with that
provided by comparable companies in order to attract and retain talented management.

3.	Compensation should take into account both short- and
long-term corporate performance.

4.	Senior management should have a meaningful equity stake
in the Company with share ownership preferred over option ownership.

	These four principles are implemented through compensation consisting of a mix of base salary, annual incentive plans and long-term incentive plans.

Annual Cash Compensation

	Annual cash compensation is made up of two components, base salary and the Management Annual Performance Plan
(MAPP). The extent to which annual incentive compensation is at risk is based upon the executive's position in the organization, with the lowest level of executives having 15% of pay at risk and the CEO having 40% of pay at risk. MAPP performance targets for the Company as a whole and for each Group (Imaging, Health and Chemicals (which was spun off at year-end)) are set for the following year by the Committee at its meeting in December. Performance targets for 1993 were financial and related to earnings, revenue and cash flow, such criteria being weighted 50%, 10% and 40%, respectively.

	The Committee, which is composed entirely of independent outside directors, sets overall targeted levels of compensation, both annual compensation and long-term incentives, for the CEO, Group Vice Presidents and Senior
Vice Presidents, including the Chief Financial Officer, the
Chief Human Resources Officer and the Chief Legal Officer.
These levels were set based on surveys of other companies conducted by external consultants. The surveyed companies consist of companies in similar businesses, companies of similar size and the peer companies identified in the Performance Graph on page 32. The mean compensation level of the surveyed companies is the primary reference for determining targeted levels of compensation. The
Committee's consideration of increases in base salary for these senior executives takes into account sustained performance over time, and what is competitive compared to the surveyed companies. MAPP awards are determined shortly after year end based on the performance targets, as well as external events which positively or negatively impacted the executives' ability to meet planned financial targets.

Long-Term Incentive Compensation

	The Company's long-term incentive compensation consists of stock options and the 1993-1995 Restricted Stock Program, with the latter program being limited to senior executives. Stock options tie compensation directly to increased shareholder value. Surveys of other companies' practices are used to determine the size of grants. Taking into account such factors as anticipated stock price growth and volatility, future dividend yield, term of grant and an estimated risk-free rate of return, anticipated compensation levels are estimated. Mean survey values are used as targets in determining the size of option grants.
Consideration is given to grant frequency in other companies as well as to the frequency and size of past grants to Kodak participants. Stock options were granted in 1993 at market price for terms of ten years.

	In the 1993-1995 Restricted Stock Program, a program developed under the 1990 Omnibus Long-Term Compensation Plan, performance goals for the three-year period were established by the Committee pertaining to stock price, return on assets and shareholder return relative to the Standard and Poor's 500 Index. Shareholder return is measured over the entire three year period, while the return on assets is measured for the year 1995 and the stock price is measured in the fourth quarter of 1995. Each of the criteria is weighted equally but the target stock price must be achieved to trigger a payment of 100% of the target award and the threshold stock price must be achieved to trigger a payment of 50% of the target award. If the threshold stock price is not achieved, no award will be paid. Should awards be earned in this program, based on performance through the end of 1995, they would be paid in early 1996 in restricted stock, with the restrictions lapsing at the time the executive reaches the age of 60.

Wage Dividend

	In addition, management participates in a Company-wide annual bonus called the Wage Dividend. This bonus is based on overall Company return on assets. The formula used to calculate the Wage Dividend is 3% plus 80% of return on assets (excluding unamortized goodwill), adjusted for certain items. In 1993, the one-time effect of the change in accounting for postemployment benefits was excluded. The resulting percentage, which must be at least 5.0% and not higher than 15.0%, is multiplied by the employee's participating earnings (generally, the individual's last year's salary or salary and annual incentive for MAPP participants) to arrive at the bonus amount. This same formula is applied to virtually all employees. Employees with fewer than five years of service receive a prorated amount.

Chief Executive Officer Compensation

	Prior to determining the MAPP award for the CEO, the Committee receives a report from the CEO on Company financial performance and both internal and external factors impacting performance. The Committee then meets privately to discuss this report and makes a decision on the CEO's performance and his corresponding MAPP award and base salary increase.

	In 1993, revenue was down slightly from 1992 and below
1993 target; earnings were lower than both 1992 results and the target for 1993; and cash flow exceeded both 1992 results and the 1993 target, which target was increased significantly in mid-year as part of the three year plan to increase cash flow to be used to pay down debt.

	Considering these results along with the general business climate in 1993, the MAPP award for Mr. Whitmore was made at 40% of his targeted MAPP payment level. This compares with his MAPP award for 1992 which was 65% of the targeted level. As part of the Company's 1993 grant of stock options, Mr. Whitmore received options on 28,500 shares, all at market price and with a term of ten years.
He was also a participant in the 1993-1995 Restricted Stock Program approved by the Committee and described elsewhere in this Report, having a target award for the three year program of 25,000 shares of restricted stock.

	Mr. Whitmore terminated employment on December 1. He received the severance benefits shown in the Summary Compensation Table on page 17. These benefits, which are comparable to those available to an employee with Mr. Whitmore's 32 years of service, included an allowance of one year's compensation, as well as a Wage Dividend and MAPP award for his service in 1993. His earned retirement benefit was calculated under the normal provisions of the Company's retirement plan. His participation in the Company's stock option plans and the 1993-1995 Restricted Stock Program was determined according to the rules of those plans.

	In seeking a new CEO, the Board of Directors' Special Search Committee sought a person with a proven record of strong leadership and success, who could utilize the Company's strengths to enhance its performance. They found that person in George Fisher. A five year employment agreement was negotiated between the Company and Mr. Fisher. The details of that agreement are set forth on page 23 of this Proxy Statement. This agreement reflects the compensation package necessary to obtain Mr. Fisher's services for the Company and the amounts required to compensate him for amounts forfeited by him as a result of his departure from his previous employer.

Company Policy on Qualifying Compensation

	Internal Revenue Code Section 162(m), adopted in 1993, provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table which is not "performance-based" as defined in Section 162(m). The Committee believes that there are circumstances in which the Company's interests are best served by providing compensation that is not fully deductible under Section 162(m) of the Internal Revenue
Code. The Committee further believes that these circumstances arose in the hiring of Mr. Fisher and may arise in other circumstances where an exercise of discretion is appropriate. The Company's paramount concern when hiring Mr. Fisher was obtaining the best qualified CEO for the Company. In addition, even though certain of the Company's existing compensation plans do not qualify under Section 162(m), the Committee believes, at this time, that its ability to exercise greater discretion under the terms of such plans outweighs the need to qualify such plans under
Section 162(m).  At present, Mr. Fisher is the only
individual who has any substantial portion of his compensation paid in a form that is not fully deductible by the Company and Mr. Fisher's compensation has been established by the terms of his employment agreement.

	Richard S. Braddock (Chairman)	Roberto C. Goizueta
	Alice F. Emerson				John J. Phelan, Jr.


PERFORMANCE GRAPH -- SHAREHOLDER RETURN

	The following graph compares the performance of the Company's Common Stock with the performance of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index") and a peer group index by measuring the changes in common stock prices from December 31, 1988, plus assumed reinvested dividends.

	The following group of peer companies was chosen because each is a large "blue chip" company traded in the U.S. The securities of these companies compete with Eastman
Kodak Company common stock for investor dollars.

	The companies in the peer group are: American Telephone & Telegraph Co., The Coca-Cola Company, Digital Equipment Corp., The Dow Chemical Co., E. I. Du Pont de Nemours & Co., General Electric Co., International Business Machines Corp., Johnson & Johnson, Merck & Co., Inc., Minnesota Mining & Mfg. Co., Monsanto Company, Philip Morris Companies Inc., Procter & Gamble Co., Westinghouse Electric Corp., and Xerox Corp.

	The chart assumes that $100 was invested on December 31, 1988 in each of the Company's Common Stock, the S&P 500 Index and the peer group index, and that all dividends were reinvested. In addition, the graph weighs the constituent companies on the basis of their respective market capitalizations, measured at the beginning of each relevant time period.





ITEM 2 - RATIFICATION OF ELECTION OF INDEPENDENT ACCOUNTANTS

	The Board of Directors, on the recommendation of the Audit Committee, has elected Price Waterhouse, independent accountants of the Company for many years to serve until the Annual Meeting of shareholders in 1995. The Board of Directors proposes that the shareholders ratify the Board's election of Price Waterhouse as the independent accountants of the Company. Representatives of Price Waterhouse are expected to be present at the meeting and to be available to respond to appropriate questions. They will be given the opportunity to make a statement if they desire to do so.


ITEMS 3 and 4
SHAREHOLDER PROPOSALS


Shareholders, whose names, addresses and shareholdings will be furnished by the Company promptly upon receipt of any request therefor, have given notice of their intention to introduce the following proposals at the Annual Meeting.

ITEM 3 - SHAREHOLDER PROPOSAL - (SEVERANCE DISCLOSURE)

	"RESOLVED that the shareholders recommend to the board of directors that Eastman Kodak disclose severance compensation made to executive officers.

	BACKGROUND:

	This resolution was presented at the 1993 Annual
Meeting and received 12 percent of the votes.

	However, Kodak's proxy presented information to the shareholders which misrepresented and distorted the facts surrounding the issue. Kodak stated: 'The
Company is already obligated to provide essentially everything the proponent requests.'

	This proponent, the Wall Street Journal, and the SEC all disagree with Kodak's assertion. The Journal reported: 'Under new Securities and Exchange
Commission rules effective this year (1992), a company needn't disclose compensation for an executive if he or she wasn't on the payroll at the end of the fiscal year.' The SEC wrote (to Kodak): 'The (SEC) staff does not believe that disclosure under the commission's new (1992) executive compensation provisions substantially implements the proposal.'

	Kodak also made the following statement in its proxy:
'The company is already providing the information proponent wants to see.' This proponent assures all shareholders that such a statement was and is untrue.
As a case in point: In 1992, Kodak's chief financial officer and member of the board retired. In the 1993 proxy and annual report, no mention was made of his 1992 compensation. Proponent definitely wanted to know the CFO's compensation for 1992, including severance compensation.

	If ex-CEO Mr. Whitmore retires prior to December 31,
Kodak has no legal obligation to disclose ANY compensation he received in his year of retirement.
The present reporting rules allow for incomplete, inaccurate, and deceptive reporting of executive compensation.

	I urge all shareholders to cast their proxies in favor of this resolution. I also urge Kodak management to support this resolution."


The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

	This same proposal was presented to the shareholders at the 1993 Annual Meeting and the 1992 Annual Meeting.
Over 81% of the shares voted were cast against this proposal each time it was presented.

	For many years, the Company's compensation program has included reasonable termination payments for substantially all U.S. employees, including executive officers, in the event of layoff and most other terminations, excluding terminations for cause. These payments are provided under the Termination Allowance
Plan. From time to time, the Company has implemented special employment reduction programs and on these occasions has enhanced the termination payments available under the Termination Allowance Plan. Such enhancements were available to all eligible employees.
In virtually all instances where executive officers have received severance payments, such payments have been made on the same terms as payments made to all other employees who left the Company under similar circumstances.

	In 1990, the Company adopted the Employee Protection
Plan to provide severance pay, health, dental and life insurance continuation, and outplacement assistance for substantially all U.S. employees terminated within 24 months after a change in control of the Company.

	The disclosure requested in the resolution will provide no meaningful information to shareholders because the Company already is obligated to provide essentially everything the proponent requests. The recently revised rules of the Securities and Exchange Commission require proxy statement disclosure of arrangements providing severance payments to the Chief Executive
Officer and the four highest paid executive officers of the Company, and three such arrangements are disclosed in this Proxy Statement. In addition, these rules also require the Company to file with the Securities and Exchange Commission copies of any compensation arrangement in which any executive officer participates, unless it is immaterial in amount or significance.

	Proponent asserts that the Company has no legal obligation to disclose any compensation received by Mr.
Whitmore, the Company's former CEO, in 1993. Proponent then asserts that "the present reporting rules allow for incomplete, inaccurate, and deceptive reporting of executive compensation."

	Mr. Whitmore's 1993 compensation, including his severance payments, is disclosed on pages 17 and 24 of this Proxy Statment.

	If the proponent really believes that the "present reporting rules" (rules promulgated by the Securities and Exchange Commission in 1992) allow for "incomplete, inaccurate, and deceptive reporting of executive compensation," his argument is with the SEC, not the Company. The Company disclosed the compensation of its executives under the new rules for the first time in 1993. To date, not a single shareholder (with the exception of the proponent) has notified the Company that its 1993 disclosures were "incomplete, inaccurate, and deceptive."

In view of the foregoing, it is recommended that shareholders vote AGAINST this proposal.


ITEM 4 - SHAREHOLDER PROPOSAL - (EXECUTIVE COMPENSATION
		  REPORT)

	"WHEREAS:

	We believe financial, social and environmental criteria should all be taken into account in fixing compensation packages for top corporate officers. Public scrutiny on Compensation is reaching a new intensity, concerns expressed include the following:

	Too often top executives receive considerable increases in compensation packages, even when corporate financial performance is poor and stockholders watch dividends slip and stock prices drop.

	Executive compensation, even when it decreases in a bad year, is usually not proportional to a year's poor returns and the financial burden borne by stockholders.
Professor Graef Crystal, a national authority on executive compensation, argues that CEOs, get paid
'hugely in good years,' and 'if not hugely, then merely wonderfully in bad years.'

	The relationship between compensation and the social and environmental impact of a company's decisions is an important question. For instance, should top officers' pay for a given year be reduced if the company is found guilty of systematic sexual harassment or race discrimination or poor environmental performance, especially if it results in costly fines? Should responsible officers compensation be on a business-as-usual scale in a year of a major environmental accident? Should compensation reflect a Company's consistent EPA ranking as a U.S. company with high toxic releases?

	We believe this is an important principle for Kodak management and Board to review in assessing the compensation packages for our Company's leaders.

	We believe that these questions deserve the careful scrutiny of our Board and its Compensation Committee.

	RESOLVED:	Shareholders request that the Board institute
an Executive Compensation Review, and prepare a report available to shareholders by October
1994 with the results of the Review and
recommended changes in practice. The review shall cover pay, benefits, perks, stock options and special arrangements in the compensation packages for all the company's top officers.

	Supporting Statement

	We recommend that the Board study and report on the following in its review:

	1.	Ways to link executive compensation more closely
to financial performance with proposed criteria and formulae.

	2.	Ways to link compensation to environmental and
social corporate performance (e.g. lower base pay with incentives given for meeting or surpassing certain environmental and social standards).

	3.	Ways to link financial viability of the company to
long-term environmental and social sustainability
(e.g. linkages that avoid short-range thinking, and instead encourage long-range planning).

	4.	A description of social and environmental criteria
to take into account (e.g. environmental law suits, settlements, penalties, violations, results of internal or independent environment audits).

	5.	Comparison of compensation packages for officers
and the lowest and average wages for (a) the company's U.S. employees, and (b) company operations outside the U.S.

	A number of companies including Bristol-Myers, Westinghouse and Procter and Gamble have reported this information to shareholders.

	In light of Kodak's many changes and our belief that the company needs to maintain a commitment to environmental excellence and corporate responsibility we request this review."

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:


	This same proposal was presented to the shareholders at the 1993 Annual Meeting. Over 92% of the shares voted were cast against this proposal.

	The essence of the report requested can be found in this Proxy Statement. The Executive Compensation and
Development Committee states in its report on pages 27-
31 that Management Annual Performance Plan targets are financial and relate to earnings, revenue and cash flow weighted 50%, 10% and 40% respectively. The tables on pages 17 through 22 demonstrate the extent to which management compensation is tied to the Company's financial performance.

	The paramount concern of the Board and, the Board believes, the Company's shareholders is the sustained financial performance of the Company. It is for this reason that the Board has chosen to make increasingly large portions of management compensation contingent on the Company's financial performance, including stock price appreciation.

	However, the Company recognizes that, in addition to delivering solid, sustained financial performance, it must abide by environmental laws and regulations, provide a work environment free from sexual harassment and race discrimination, and generally be a socially responsible corporate citizen. Although the Company believes that every employee is responsible for helping the Company achieve these objectives, its new Chairman, President and Chief Executive Officer, George M. C.
Fisher, has targeted one area, employment diversity, as a priority, and intends to make the achievement of diversity goals a factor in evaluating management's performance.

In view of the foregoing, it is recommended that shareholders vote AGAINST this proposal.

OTHER MATTERS

	In accordance with New Jersey law, under which the Company is incorporated, matters not properly noticed to shareholders, other than procedural matters, may not be made the subject of a vote by shareholders at the meeting.

	VOTE REQUIRED TO ADOPT RESOLUTIONS The election of directors requires a plurality of votes cast. Each other matter to be submitted to shareholders requires the affirmative vote of a majority of the votes cast at the meeting. Although abstentions and broker non-votes will be included in the calculation of the number of shares that are considered present at the Annual Meeting, they will not be counted as votes cast.

	VOTING A PROXY The proxy card enclosed is designed to permit each shareholder of record at the close of business on March 14, 1994, to vote in the election of directors, the ratification of independent accountants and on the shareholder proposals. The proxy is solicited by the Board of Directors of the Company. The proxy may be revoked in writing at any time prior to its being voted at the meeting. Each valid and timely proxy not revoked will be voted at the meeting in accordance with the instructions on the card.
If, for any reason, any of the nominees for election to the Board of Directors become unavailable, the holders of the proxies may exercise discretion to vote for substitutes proposed by the Board of Directors. The Board of Directors of the Company has no reason to believe that the nominees will be unable or will decline to serve if elected.

	CONFIDENTIAL VOTING The Company has had for a number of years a policy which protects the confidentiality of shareholder votes. This policy provides that neither the identity nor the vote of any shareholder will be disclosed to the Company, its directors, officers or employees except
(i) to allow the election inspectors to certify the results of the vote; (ii) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (iii) in the event of a proxy solicitation based on an opposition proxy statement; or (iv) in the event a shareholder has made a written comment on the proxy card.

	OUTSTANDING VOTING SHARES  As of March 1, 1994, the
Company had outstanding voting securities consisting of 330,632,755 common shares, each entitled to one vote.

	SHAREHOLDER PROPOSALS FOR 1995 The last day for the Company to receive proposals from shareholders for the 1995 Annual Meeting of shareholders is November 17, 1994. Proposals should be sent certified mail - return receipt requested to Gary P. Van Graafeiland, Senior Vice President and Secretary, Eastman Kodak Company, Rochester, New York 14650-0208.

	COSTS OF SOLICITATION The cost of this solicitation of proxies will be borne by the Company. In addition to the solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally, or by telephone, facsimile, telegraph or cable. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held of record. The Company will reimburse such persons for their expenses in forwarding soliciting material. In addition, the Company has retained Georgeson & Co., Inc. to assist in the solicitation of proxies from all shareholders for an estimated fee not to exceed $17,500, plus reimbursement of reasonable out-of-pocket expenses.


By Order of the Board of Directors

s/Gary P. Van Graafeiland
Gary P. Van Graafeiland, Senior Vice President and Secretary
March 17, 1994






										PAGE 1

							DEFINITIVE COPY

		(CORPORATE LOGO OMITTED)

		EASTMAN KODAK COMPANY

	This Proxy is Solicited on behalf of the Board of Directors


		The undersigned hereby appoints George M. C.
Fisher and Gary P. Van Graafeiland, and each of them, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable, and on matters incident to the conduct of the meeting, all of the shares of common stock of Eastman Kodak Company which the undersigned has power to vote at the Annual
Meeting of shareholders to be held on May 11, 1994 or any adjournment thereof.

			NOMINEES FOR CLASS I DIRECTORS:

		Martha Layne Collins, Charles T. Duncan,
		George M. C. Fisher, Paul E. Gray and
		John J. Phelan, Jr.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL CLASS I
DIRECTORS AND FOR RATIFICATION OF ELECTION OF PRICE
WATERHOUSE AS INDEPENDENT ACCOUNTANTS, AND AGAINST THE
SHAREHOLDER PROPOSALS.

This Proxy will be voted as directed; if no direction to the contrary is indicated, it will be voted for the election of directors and ratification of independent accountants, and against the shareholder proposals.

	(CONTINUED, and To Be Signed and Dated on the
REVERSE SIDE)


The Board of Directors recommends a vote FOR Items 1 and 2.

1.	Election of 	FOR		WITHHOLD
	Class I				AUTHORITY
	Directors       0		    0
	(see reverse)

(To withhold authority to vote for any particular nominee write the name below.)


									<PAGE 2>


2.	Ratification	FOR		AGAINST		ABSTAIN
	of Election
	of Independent  0           0              0
	Accountants

The Board of Directors recommends a vote AGAINST Items 3 and
4.


3.	Shareholder           FOR      AGAINST       ABSTAIN
	Proposal
Severance Disclosure        0         0              0


4.	Shareholder           FOR      AGAINST       ABSTAIN
	Proposal
Executive Compensation      0         0              0
   Report

I plan to attend the
Annual Meeting - please
send admission              0
information

I plan to bring
a guest(s)			   0


SIGNATURE(s) 						DATE
NOTE:  Please sign exactly as the name appears hereon.
Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

When executed, promptly forward this card to:  First Chicago
Trust Company, P. O. Box 8264, Edison, New Jersey 08818-
9090.




									PAGE 1






March 16, 1994



Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Attention:  Document Control

Subject:  Annual Meeting of Shareholders of Eastman Kodak
		Company -- May 11, 1994

Dear Sir:

Pursuant to Rule 14a-6 under the Securities Exchange Act, we hereby transmit for filing herewith the definitive proxy statement and form of proxy for use in connection with the Annual Meeting of shareholders of Eastman Kodak Company to be held May 11, 1994. Mailing of the definitive proxy statement and form of proxy to shareholders is expected to commence on March 17, 1994. The filing fee of $125 was wire transferred to the Commission's account on March 16, 1994.

Pursuant to Rule 14a-6(a) Eastman Kodak Company did not file a preliminary proxy statement and form of proxy because the only matters to be acted upon at the Annual Meeting are the election of directors, ratification of the election of independent accountants and action on two shareholder proposals.

The material changes from last year's proxy statement are as follows:

	1)	the inclusion of two shareholder proposals (pages
33 through 38); and

	2)	the nomination for election of five Class I
	directors.

In addition, please note that the peer group used in the performance graph is the same peer group as last year.


								PAGE 2


Securities and Exchange Commission--2
March 16, 1994



However, the Proxy Statement for the 1993 Annual Meeting erroneously omitted Monsanto Company from the list of companies although its performance was included in the performance graph.

The Performance Graph is being filed with the Commission today under cover of Form SE.

In addition, please be advised that the pagination of the electronically filed proxy statement differs from the printed version thereof.

The ratification of election of independent accountants is a matter upon which shareholders must vote, according to the Company's by-laws. Item 18 of Schedule 14A is not, therefore, applicable to the election of independent accountants.

Under separate cover, eight copies of the Annual Report for the year 1993 are being forwarded to you. In addition, four copies of the Annual Report are being mailed to the New York
Stock Exchange.

					Very truly yours,



					Joyce P. Haag

JPH:las
Enc.

cc:  Mr. D. L. Fiedler
     Mr. M. Benard
     Mr. G. P. Van Graafeiland
     Mr. G. M. C. Fisher




<PAGE 26>

16

<PAGE 39>

1